Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #21-14 International Plaza Singapore 079903 Tel: (+65) 6883 5647 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated October 30, 2026 with respect to the consolidated financial statements of Timwood Holdings Limited appearing in its Form F-1 Registration Statement on Form F-1 for the years ended June 30, 2026 and 2025.

We also consent to the reference to our firm under the heading “Experts” in this

Registration Statement.

/s/ Onestop Assurance PAC

Singapore

October 30, 2026